Exhibit 99.1

For Immediate Release
March 14, 2007

James F. Burr to Join the Federal Home Loan Bank
of San Francisco Board of Directors

San Francisco-The Federal Home Loan Bank of San Francisco Board of Directors has selected James F. Burr to fill a vacant position on the Board, effective March 30, 2007. Mr. Burr replaces Michael Roster, who resigned from the Board effective February 5, 2007.

Mr. Burr is Executive Vice President and Treasurer at World Savings Bank, FSB, in Oakland, California.

The Federal Home Loan Bank of San Francisco
Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgages to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, thrift and loans, and insurance companies headquartered in Arizona, California, and Nevada.

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Contact:
Cynthia Lopez, (415) 616-2757
lopezc@fhlbsf.com